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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Vital Living, Inc. on Form SB-2 of our report dated November 13, 2002, relating to the financial statements of MAF BioNutritionals, Inc. as of December 31, 2001 and for the years ended December 31, 2001 and 2000 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Sherb & Co., LLP
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Sherb & Co., LLP
New York, NY
July 17, 2003